Exhibit 10.45

FIRST AMENDMENT TO FINANCING AGREEMENT

This FIRST AMENDMENT TO FINANCING AGREEMENT, dated as of April 8, 2002 (this “Amendment”), is entered into by and among FiberMark, Inc., a Delaware corporation (“FiberMark”), FiberMark Durable Specialties, Inc., a Delaware corporation, FiberMark Filter and Technical Products, Inc., a Delaware corporation, FiberMark Office Products, LLC, a Vermont limited liability company, FiberMark DSI Inc., a New York corporation (each individually a “Borrower” and collectively, the “Borrowers”), The CIT Group/Business Credit, Inc., a New York corporation (in its capacity as agent for the Lenders, the “Agent”) and the Lenders.

A.            The Borrowers, FiberMark, the Lenders and the Agent are parties to the Fourth Amended and Restated Financing Agreement and Guaranty dated as of January 31, 2002 (the “Financing Agreement”) pursuant to, and on the terms and conditions of, which the Lenders have agreed to extend credit to the Borrowers.

B.            The Obligors have requested that the Lenders provide support for the issuance of letters of credit for the account of one or more Borrowers by agreeing to guaranty the Borrowers’ reimbursement and related obligations with respect thereto.  The Lenders, on the terms and conditions, and subject to the limitations, set forth herein, are willing to provide such support.

Accordingly, the Borrowers, the Guarantors, the Lenders and the Agent agree as follows:

1.                                      Defined Terms.  All initially-capitalized terms not otherwise defined herein have the meanings ascribed to them in the Financing Agreement, unless the context clearly indicates otherwise.

2.                                      Amendments to Financing Agreement.

2.1                               Amendments to Article I.

(a)           Each definition set forth below is hereby added to Article I of the Financing Agreement in proper alphabetical order:

“L/C” or “L/Cs” means standby letters of credit issued by the L/C Issuer for the account of any Borrower pursuant to Article IIIA, in each case as amended, supplemented or modified from time to time.

“L/C Application” has the meaning specified therefor in Section 3.01A(a).

“L/C Guaranty” means one or more guaranties, in whatever form (including by becoming an account party with respect to any L/C) by the Agent in favor of the L/C Issuer guaranteeing the Borrower’s obligations to the L/C Issuer under a reimbursement agreement, L/C Application or other like document in respect of any L/C.  Each L/C shall be considered “ancillary” to the Financing Agreement and other Loan Documents.

“L/C Guaranty Fee” means, for any L/C, an amount, accruing daily at a rate equal to 2.5% per annum on the stated amount of such L/C (including, in the case of an amendment to an outstanding L/C that increases the stated amount of such L/C, the stated amount of such L/C, as so increased), as decreased from time to time, if applicable, by draws thereunder.  The L/C Guaranty Fee shall be calculated on the basis of the actual number of days elapsed and a 360-day year.

“L/C Issuer” means JP Morgan Chase Bank or such other financial institution as may be acceptable to Agent in its sole and absolute discretion.

“L/C Obligations” means, at any time, the sum of (a) the L/C Outstandings plus (b) any and all indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) for which the Agent may be liable to the L/C Issuer pursuant to the L/C Guaranty.

“L/C Outstandings” means, at any time and without duplication, the sum of (a) the Reimbursement Obligations at such time, plus (b) the aggregate maximum amount available for drawing under the L/Cs outstanding at such time.

“L/C Subfacility” means that portion of the Revolving Credit Commitment equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Limit.

“L/C Subfacility Availability” means, at any time, the amount equal to the then current L/C Subfacility, minus the then current L/C Outstandings.

“Reimbursement Obligations” means the obligations of the Borrowers to reimburse the Agent and the Lenders for amounts payable by the Agent or the Lenders under the L/C Guaranty, together with interest on any amounts paid by the Agent or the Lenders under the L/C Guaranty as provided for in Section 3.01A(c).

(b)           The following definition set forth in Article I of the Financing Agreement is hereby amended and restated to read in its entirety as set forth below:

“Obligations” shall mean collectively the FiberMark Obligations, FiberMark Durable Obligations, FiberMark Filter Obligations, FiberMark Office Obligations, DSI Obligations and the L/C Obligations.  Whenever pursuant to this Agreement or any other Loan Document a determination is required to be made of the “outstanding Obligations”, the “L/C Obligations” shall be included in any such determination; and the “L/C Obligations” shall be considered Obligations that are outstanding “Obligations” for all purposes under this Agreement.

2.2          Amendment to Section 3.01 of the Financing Agreement.  Section 3.01 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

Section 3.01.          Revolving Credit Loans.  Subject to the terms and conditions of this Financing Agreement, each Lender severally agrees to make loans (together with all “Revolving Credit Loans,” as defined in, and made pursuant to, the

September 1999 Agreement that remain outstanding as of the Closing Date, “Revolving Credit Loans”) to each Borrower from time to time during the period from the Closing Date to the Revolving Credit Commitment Termination Date, provided that, subject to Section 3.03, (a) the amount of each Revolving Credit Loan does not exceed the then effective Availability, and (b) the aggregate principal amount of all Revolving Credit Loans outstanding at any time plus the L/C Outstandings at such time does not exceed the lesser of:  (i) the Revolving Credit Facility or (ii) the then effective Borrowing Base (“Revolving Credit Limit”).  Within the limits of the Revolving Credit Limit, each Borrower may borrow, make a payment pursuant to Section 3.10, and reborrow under this Section 3.01.  The Revolving Credit Loans may be outstanding as Chase Manhattan Bank Rate Loans or Libor Loans.  Each Type of Revolving Credit Loan of each Lender shall be made and maintained at such Lender’s Applicable Lending Office for such Type of Loan.  Each “Revolving Credit Loan,” as defined in, and made pursuant to, the September 1999 Agreement that remains outstanding as of the Closing Date, shall constitute a “Revolving Credit Loan” for purposes of this Financing Agreement (including, without limitation, for purposes of determining Availability).

2.3          Article IIIA.  Article IIIA is hereby inserted into the Financing Agreement, immediately following Article III, to read in its entirety as follows:

ARTICLE IIIA

LETTERS OF CREDIT

SECTION 3.01A                   L/C Guaranty

(a)           In order to assist the Borrowers in establishing or opening L/Cs with the L/C Issuer, each of which shall have an expiration date, inclusive of any permitted extensions, that does not extend beyond the Revolving Credit Commitment Termination Date in effect at the time of issuance thereof, the Borrowers have requested that the Agent join in the applications for such L/Cs, as more particularly set forth in Section 3.04A, and/or guaranty payment or performance of such L/Cs and any drafts thereunder through the issuance of the L/C Guaranty, thereby lending the Agent’s credit to that of the Borrowers, and the Agent has agreed to do so.  These arrangements shall be coordinated by the Agent subject to the terms and conditions set forth below.  The Agent shall not be required to be the issuer of any letter of credit, including, without limitation, any L/C.  One or more Borrowers will be the account party or account parties, as applicable, for the L/Cs.  The applications for the L/Cs shall be on such written form, or effected pursuant to such computer transmission system, as may from time to time be approved by the L/C Issuer and the Agent, and shall be duly completed in a manner reasonably acceptable to the Agent, together with such other certificates, agreements, documents and other papers and information as the L/C Issuer or the Agent may reasonably request (all of the foregoing, collectively, an “L/C Application”).  In the event of any conflict between the terms of the L/C Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

(b)           The aggregate L/C Outstandings shall not exceed the lesser of (i) the then effective Availability (determined as if the L/C Outstandings were zero); and (ii) the then effective amount of the L/C Subfacility.  No new L/C, or increase in the amount of any outstanding L/C, shall exceed the L/C Subfacility Availability.  The terms and conditions of all L/Cs, and all changes or modifications thereof by the Borrower and/or the L/C Issuer, shall in all respects be subject to the prior approval of the Agent in its reasonable discretion, and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Agent and the L/C Issuer.

(c)           Each Borrower for whose account an L/C is issued shall, jointly and severally with each other Borrower for whose account such L/C is issued, reimburse to the Agent upon demand, for itself and for any affected Lender(s), any and all amounts paid by the Agent or any Lender under the L/C Guaranty in respect of such L/C, together with interest thereon at the Default Rate of Interest.  Without limiting the foregoing:  any amount paid by the Agent or the Lenders under the L/C Guaranty, without notice or action of any party, shall, to the extent of Availability (determined after giving effect to the repayment of the Reimbursement Obligations to be repaid with the proceeds thereof) be deemed for all purposes hereunder a Revolving Credit Loan made by the Lenders to the relevant Borrower(s) (divided equally among such Borrowers), funded by the Agent on behalf of the Lenders (subject to Section 3.03A of this Agreement) on the date such amount is paid.  Each of the Lenders and the Obligors agrees that the Agent shall have the right to pay any and all amounts due under the L/C Guaranty, and that such amounts shall be deemed Revolving Credit Loans to the extent provided in the preceding sentence, regardless of whether any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent set forth in Section 2.02 have been satisfied.  Any Revolving Credit Loans made pursuant to this Section shall constitute Chase Manhattan Bank Rate Loans.  Each such Revolving Credit Loan shall otherwise be on the same terms and conditions as any other Revolving Credit Loan made pursuant to the terms of this Financing Agreement and the other Loan Documents, including without limitation, the payment of principal and interest by the affected Borrower(s) and the ability to elect to change the Type of such Revolving Credit Loan.

(d)           Each Borrower for whose account an L/C is issued shall unconditionally, jointly and severally with each other Borrower for whose account such L/C was issued, indemnify the Agent and each Lender against, and hold the Agent and each Lender harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent or any Lender arising from any transactions or occurrences relating to such L/C, any drafts or acceptances thereunder, and all of the L/C Obligations in respect thereof, including any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to any action taken by the L/C Issuer, other than for any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to any action taken by the L/C Issuer, other than for any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising out of the gross negligence or willful misconduct of the Agent or any Lender, as determined by a final judgment of a court of competent jurisdiction.  Each such Borrower further agrees, jointly and severally, to hold the Agent and each Lender harmless from any errors or omissions, negligence or misconduct by the L/C Issuer with respect to such L/C.  The Borrowers’ unconditional obligations to the Agent and each Lender with respect to L/Cs hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent’s or such Lender’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  The agreements in this paragraph shall survive the payment of the Obligations.

(e)           Upon any payments made to the L/C Issuer under the L/C Guaranty, the Agent or the Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Revolving Credit Loans hereunder), acquire by subrogation any rights or remedies granted to any one or more of the Borrowers in any application for the relevant L/C, any standing agreement relating such L/C or otherwise, all of which shall be deemed to have been granted to the Agent and the Lenders and apply in all respects to the Agent and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 3.02A   Cash Collateral Account

(a)           All amounts required to be deposited as cash collateral with Agent pursuant to Section 3.10 or Section 12.04 shall be deposited in a cash collateral account (such account, and any replacement or supplemental account into which any such cash collateral may at any time be deposited, collectively, the “Cash Collateral Account”) established by one or more Borrowers with the Agent (or established by the Agent with a financial institution selected by the Agent in its sole discretion) and under the dominion and control of the Agent, to be held or applied, or released for application, as provided in this Section 3.02A.  Each Obligor hereby grants to the Agent, for the benefit of the Agent and the Lenders, as security for the payment and performance of the Obligations, a security interest in and lien on (i) the Cash Collateral Account, (ii) all amounts now or at any time on deposit therein, (iii) all investment property or other financial assets from time to time credited thereto, and (iv) all proceeds of any of the foregoing, in whatever form.  Upon the termination of all Lender Loan Commitments, the termination, expiration, drawing in full or cancellation of all outstanding L/Cs and payment in full of all L/C Obligations and other Obligations (if any), Agent (and the Lenders, if required under applicable law) shall take, at Borrowers’ expense (such liability to be joint and several obligations of the Borrowers), such actions as any Borrower may reasonably request to effect the release of the security interest and lien granted pursuant to this paragraph (a).

(b)           If and when any portion of the L/C Obligations on which a deposit of cash collateral was based (the “Relevant Contingent Exposure”) shall become fixed (a “Direct Exposure”) as a result of a payment by the Agent or any Lender pursuant to the L/C Guaranty, the amount of such Direct Exposure (but not more than the amount in the Cash Collateral Account at the time) shall be withdrawn by Agent from the Cash Collateral Account and shall be paid to the Agent and/or the affected Lender(s) and shall be applied against such Direct Exposure, and the Relevant Contingent Exposure shall thereupon be reduced by such amount.  If at any time the amount in the Cash Collateral Account exceeds 105% of the Relevant Contingent Exposure, the excess amount shall, so long as no Default or Event of Default shall have occurred and be continuing, be withdrawn by the Agent and paid to the Borrower(s) for whose account the relevant L/C was issued.  If a Default or an Event of Default shall have occurred and be continuing, such excess amount shall be retained in the Cash Collateral Account and, if and when requested by the Required Lenders during the continuance of an Event of Default, shall be withdrawn by the Agent and applied to repay any due and unpaid Obligations.  Any amount remaining in the Cash Collateral Account after payment and performance of all Obligations in full shall be paid to the applicable Borrower(s).  If, at any time when any amount is required to be on deposit in the Cash Collateral Account, the amount in the Cash Collateral Account is less than the Relevant Contingent Exposure, the Borrowers shall promptly deposit in the Cash Collateral Account additional cash collateral in the amount of such shortfall (such obligation shall be a joint and several obligation of the Borrowers).

(c)           Notwithstanding the foregoing, in the case of cash collateral held by the Agent pursuant to the last paragraph of Section 3.10, such cash collateral shall be released to the applicable Borrower(s) at such time as (i) the L/C Outstandings no longer exceed the Borrowing Base and (ii) there exists no Default or Event of Default.

(d)           Interest and other payments and distributions made on or with respect to the cash collateral held by the Agent shall be for the account of the Borrowers depositing same and shall constitute cash collateral to be held by the Agent or returned to the Borrowers in accordance with paragraph (b) of this Section 3.02A; provided that the Agent shall have no obligation to invest any cash collateral on behalf of any Borrower or any other Person.  Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the cash collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith.  All expenses and liabilities incurred by the Agent in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Agent) shall be paid by the Borrowers from time to time upon demand.  Upon an Event of Default, the Agent shall be entitled to apply (and, at the request of the Required Lenders, but subject to applicable law, shall apply) cash collateral or the proceeds thereof to payment of any such expenses, liabilities and fees.

SECTION 3.03A                   Participations

(a)           Purchase of Participations.  Immediately upon issuance by the L/C Issuer of any L/C, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in all obligations of the Agent under the L/C Guaranty.

(b)           Obligations Irrevocable.  The obligations of a Lender to make payments to the Agent for the account of the Agent, any other Lender or the L/C Issuer with respect to the L/C Guaranty shall be irrevocable, without any qualification or exception whatsoever, and shall be made upon demand and otherwise in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)             any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)            the existence of any claim, setoff, defense or other right that the Borrowers, or any of them, may have at any time against a beneficiary named in such L/C or any transferee of such L/C (or any Person for whom any such transferee may be acting), the Agent, any Lender, or any other Person, whether in connection with this Agreement, such L/C, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower or any other party and the beneficiary named in such L/C);

(iii)           any draft, certificate or any other document presented under such L/C proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          the surrender, release or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents, or the failure to perfect any such security interest;

(v)           any failure by the Agent to provide any notices required pursuant to this Agreement relating to such L/C;

(vi)          any payment by the L/C Issuer under such L/C against presentation of a draft or certificate that does not comply with the terms of such L/C; and

(vii)         the occurrence of any Default or Event of Default.

SECTION 3.04A                   Letters of Credit.

(a)           Request for Issuance.  Any Borrower may, upon notice not later than 12:00 noon, New York City time, at least three (3) Business Days (or such earlier time as may be required by the L/C Issuer) in advance of the date on which an L/C is to be issued by the L/C Issuer, request that the Agent assist the Borrower in establishing or opening such L/C by delivering to the Agent, with a copy to the L/C Issuer, an L/C Application, together with any necessary related documents.  The Agent shall not provide support for an L/C, pursuant to the L/C Guaranty, unless and until the following conditions precedent are satisfied as of the date on which such L/C is to be issued:

(i)             all of the conditions precedent set forth in Section 2.02 (as if the incurring by the Agent of its obligations under the L/C Guaranty with respect to such L/C were the making of a Revolving Credit Loan);

(ii)            neither any order, judgment or decree of any governmental authority or arbitrator shall have been issued that purports by its terms to enjoin or restrain the Agent or the Lenders from supporting such L/C, nor any requirement of law applicable to the Agent or the Lenders or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Agent or the Lenders shall prohibit or request that the Agent or the Lenders refrain from supporting the L/C; and

(iii)           the L/C Issuer shall have issued the L/C (which issuance may be contemporaneous with the Agent’s provision of support therefor).

(b)           L/C Issuer Charges; L/C Guaranty Fee.  The Borrower shall pay directly to the L/C Issuer any and all fees, costs or charges assessed by the L/C Issuer in connection with the issuance, administration, amendment, payment or cancellation of the L/Cs.  The Borrowers shall pay to the Agent, for the ratable account of the Lenders, the L/C Guaranty Fee in accordance with Section 6.03(a).

2.4          Section 3.10 of the Financing Agreement.  Section 3.10 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

Section 3.10.          Prepayments.  Subject to the limitation noted below, any Borrower may prepay its Revolving Credit Loans upon at least one (1) Business Day’s notice to Agent in the case of Chase Manhattan Bank Rate Loans, and at least three (3) Business Day’s notice to Agent in the case of Libor Rate Loans, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that (a) each partial prepayment shall be in the case of a Libor Rate Loan, in a principal amount of not less than One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000); and (b) Libor Rate Loans prepaid on any Business Day other than the last day of the Libor Rate Period applicable for such Loan shall require such Borrower to pay the Libor Rate Prepayment Premiums.

In the event that the Borrowers shall cause the Revolving Credit Facility to be cancelled effective as of any date prior to the then-current Revolving Credit Commitment Termination Date and FiberMark or any Borrower shall obtain an alternative commitment from another lender for financing, all Borrowers shall prepay all Revolving Credit Loans in whole with accrued interest to the date of such cancellation and shall provide either (a) cash collateral in an amount equal to 105% of the aggregate amount remaining available to be drawn under all L/Cs or (b) an indemnification, in form and substance reasonably satisfactory to the Agent, from a commercial bank or other financial institution acceptable to the Agent for the L/C Obligations with respect to the L/Cs.  In addition, unless such cancellation is in connection with (i) an offering of senior notes registered under the Securities Exchange Act of 1934, as amended, or (ii) an Asset Acquisition (as defined in either Indenture), the Borrowers shall pay to the Agent, for the ratable account of each Lender, a fee (“Prepayment Fee”) in the amount of 1% of the Revolving Credit Facility.

To the extent that, at any time, the sum of the outstanding principal amount of all the Revolving Credit Loans plus the L/C Outstandings taken together exceeds the Borrowing Base, the Borrowers shall pay all outstanding Reimbursement Obligations, and prepay the Revolving Credit Loans, in an amount equal the amount of such excess.  To the extent that, following such payments and prepayments, the L/C Outstandings exceed the Borrowing Base, the Borrowers shall provide cash collateral to the Agent in an amount equal to 105% of such excess, to be held in accordance with Section 3.02A.

2.5          Section 6.03 of the Financing Agreement.  Section 6.03 of the Financing Agreement is hereby amended by inserting the following paragraph immediately prior to the last paragraph thereof:

The Borrower(s) for whose account an L/C is issued shall pay to the Agent, for the ratable account of the Lenders in accordance with the Lenders’ Pro Rata Shares, the L/C Guaranty Fee accrued during each quarter, in arrears, on each Quarterly Payment Date.

2.6          Section 12.04 of the Financing Agreement.  Section 12.04 is hereby inserted into the Financing Agreement to read in its entirety as follows:

Section 12.04         Cash Collateral.  If any Event of Default shall occur and all Obligations shall have become, or been declared, immediately due and payable, then, without any request or the taking of any other action by Agent or any Lender, the Borrowers shall forthwith pay to Agent an amount in immediately available funds equal to the then aggregate amount of 105% of the amount remaining available to be drawn under all outstanding L/Cs (regardless of whether any amounts are then due under the L/C Guaranty), to be held by Agent as cash collateral as provided in Section 3.02A.

2.7          Exhibit B to Financing Agreement.  Exhibit B to the Financing Agreement is hereby replaced with the form of Exhibit B attached hereto.

3.                                      Representations and Warranties.  To induce the Agent and the Lenders to enter into this Amendment, the Obligors hereby represent and warrant to the Agent and the Lenders as follows:

3.1          Corporate Power and Authority; No Conflicts.  The execution, delivery and performance by each Obligor of this Amendment has been duly authorized by all necessary corporate action and do not and will not: (a) in the case of each Corporate Obligor require any consent or approval of its stockholders and in the case of FiberMark Office require any consent or approval of its members-managers, which consent or approval has not already been obtained; (b) in the case of each Corporate Obligor contravene its certificate of incorporation or by-laws and in the case of FiberMark Office contravene its Articles of Organization or Operating Agreement; (c) violate any provision of, or require any filing, registration, consent or approval under any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Obligor; (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Obligor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created hereunder), upon or with respect to any of the properties now owned or hereafter acquired by such Person.

3.2          Legally Enforceable Agreements.  This Amendment is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.3          Both before and after giving effect to this Amendment, the representations and warranties set forth in Article VIII of the Financing Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

3.4          After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

3.5          Since January 31, 2002, there has been no development or event, or any prospective development or event, which has had or could result in a Material Adverse Change.

4.                                      Execution by Guarantors.  Each Guarantor, as a guarantor, is executing this Amendment and consenting to the modifications to the Financing Agreement set forth herein.  Each Guarantor hereby reaffirms its guaranty set forth in the Financing Agreement and acknowledges that all L/C Obligations incurred by any other Obligor shall automatically, without notice or action of any party, be a Guaranty Obligation.

5.                                      Miscellaneous.

5.1          Financing Agreement.   Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders under the Financing Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Financing Agreement specifically referred to herein.  After the date hereof, any reference to “the Financing Agreement,” in the Financing Agreement or any other Loan Document, shall mean the Financing Agreement as amended hereby.

5.2                               Loan Document.  This Amendment shall be a Loan Document for all purposes.

5.3                               Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN NYGOL 5-1401.

5.4                               Severability; Section Headings.

5.4.1       If any provision or agreement in or obligation under this Amendment shall be held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.4.2       The headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  When used in this Amendment, (i) “or” is not exclusive; (ii) “including” is not limiting; (iii) a reference to any law, rule or regulation includes any amendment or modification thereto or thereof, as well as any replacement therefor; and (iv) unless otherwise provided for in this Amendment, a reference to any Loan Document or other agreement, instrument or document, shall include such Loan Document, other agreement, instrument or document, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.  References herein to Articles, Sections, paragraphs, Schedules and the like, unless otherwise stated are references to Articles, Sections or paragraphs of, or Schedules to, this Amendment.  Terms such as “herein”, “hereof” or “hereunder” refer to this Amendment as a whole, and not to any particular provision hereof.

5.5                               Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

FIBERMARK, INC.,
a Delaware corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK DURABLE SPECIALTIES, INC.,
a Delaware corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK FILTER AND TECHNICAL PRODUCTS, INC.,
a Delaware corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK OFFICE PRODUCTS, LLC,
a Vermont limited liability company

BY	FIBERMARK, INC.,
its sole Member

	By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK DSI INC.,
a New York corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation,
as Agent

By	/s/ Roderick Jarrett
	Name:	Roderick Jarrett
	Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation,
as Lender

By	/s/ Roderick Jarrett
	Name:	Roderick Jarrett
	Title:	Assistant Vice President

THE CIT GROUP/EQUIPMENT FINANCING, INC.,
a New York corporation,
as a Lender

By	/s/ Mark E. Saylor
	Name:	Mark Saylor
	Title:	Vice President